Exhibit 99.1


Montpelier Re Reports Net Income of $109.0 Million for the First Quarter of 2004; Diluted EPS of $1.59

    HAMILTON, Bermuda--(BUSINESS WIRE)--April 27, 2004--Montpelier Re Holdings Ltd. (NYSE - MRH) today reported net income of $109.0 million, or $1.59 diluted earnings per share, through March 31, 2004. The change in net unrealized gains on investments was $25.9 million for the quarter and comprehensive income was $134.9 million, or $1.96 diluted comprehensive income per share.
    Book value per share at March 31, 2004, on a fully converted basis
(1), was $26.44, which includes the accrual of a $0.34 dividend per share for the quarter. Total return to shareholders (2), incorporating both the increase in fully converted book value per share and dividends accrued, was 30.3% for the 12 months ended March 31st 2004 and 7.5% for the first quarter of 2004.
    Anthony Taylor, Chairman, President and CEO, commented:
'Montpelier had a successful January renewal season. The range and quality of business we have seen continues to improve as the reputation of our underwriting and risk management skills develops, leading to further growth in our core lines of business. Offset against these improvements is a small overall decline in rates on renewed business, and our disciplined approach to program selection has resulted in a rise in the number of risks we have declined. We will continue to put underwriting discipline first and foremost, as we believe it is the most important element in producing superior long-term results for owners.'
    Anthony Taylor continued: 'Our April renewal season saw a continued healthy showing of business. Overall in the lines of business we write, at the layers we tend to participate in, rates remain favorable. Notwithstanding modest reductions in certain classes, based on our current expectations on prices and terms, we remain confident that we will experience an increase in gross written premium in 2004 over 2003 despite the planned non-renewal of the Lloyd's QQS business.'
    Tom Kemp, Chief Financial Officer, stated: 'Our results in the first quarter of 2004 continue the pattern of outstanding returns in 2002 and 2003. Our combined ratio was 50.1% in the quarter, compared to 52.8% in the first quarter in 2003. Continuing lines of business experienced premium growth of 14.4% and our net earned premium was $190.8 million in the first quarter of 2004, compared to $184.7 million for the same period in 2003. Gross written premium was $333.2 million in the quarter, down from $366.6 million in the first quarter of 2003 which largely reflects the non-renewal of the Lloyd's QQS programs in 2004. Should results continue to be strong, we will manage our capital with a view to meeting our target rate of return to shareholders over the cycle.'
    Please refer to the Montpelier Re Financial Supplement, which is posted on the Financial Reports page in the Company's investor information section of its website at www.montpelierre.bm, for more detailed information on performance by category of business, together with additional disclosure on total return, loss reserves, investment portfolio and capital structure.
    (1) Fully converted book value per share is a non-GAAP measure based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options and warrants of $167.3 million and $168.1 million at March 31st 2004 and 2003, respectively,divided by the sum of shares, options and warrants outstanding (assuming their exercise) of 73,261,757 shares at March 31, 2004 and 2003. The Company believes that fully converted book value per share more accurately reflects the value attributable to a common share.
    (2) Total return to shareholders is a non-GAAP measure. It is the percentage increase in fully converted book value per share plus dividends accrued. It is calculated as the March 31, 2004 fully converted book value per share of $26.44 plus the accrued dividend of $0.34, less the fully converted book value per share at December 31, 2003 of $24.92, with the result then being divided by $24.92. The Company believes that this measure most accurately reflects the return made by its shareholders as it takes into account the effect of all dilutive securities and the effect of dividends.

    Earnings Conference Call:

    Montpelier Re executives will conduct a conference call, including a question and answer period, on Wednesday, April 28th at 10:00 a.m. Eastern Time.
    The presentation will be available via a live audio webcast accessible through the Company's investor information section of its website at www.montpelierre.bm. A telephone replay of the conference call will be available through May 7th, 2004 by dialing 888-286-8010 (toll-free) or 617-801-6888 (international) and entering the pass code: 56182101.
    Montpelier Re Holdings Ltd., through its operating subsidiary, Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Montpelier Reinsurance Ltd. is rated "A" (Excellent) by A.M. Best Company, "A-" (Strong) by Standard & Poor's and "A3" (Good) by Moody's Investors Service.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and Montpelier may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. In particular, statements using words such as "may", "should", "estimate", "expect", "anticipate", "intend", "believe", "predict", "potential", or words of similar import generally involve forward-looking statements.
    Important events and uncertainties that could cause the actual results, future dividends or future repurchases to differ include, but are not necessarily limited to: market conditions affecting Montpelier's common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the estimates reported by syndicates under existing QQS contracts; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; competition in the reinsurance industry and rating agency policies and practices. The Company's forward-looking statements concerning market fundamentals could be affected by changes in demand, pricing and policy term trends and competition. These and other events that could cause actual results to differ are discussed in detail in "Risk Factors" contained in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

    Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


                      MONTPELIER RE HOLDINGS LTD.
                      CONSOLIDATED BALANCE SHEETS
            (millions, except share and per share amounts)


                                              As at         As at
                                            March 31,    December 31,
                                              2004           2003
                                         -------------- --------------
Assets

Investments and cash:
Fixed maturities, at fair value          $  2,113.0     $  1,976.2
Equity investments, at fair value              40.5           37.6
Other investment, at estimated fair
 value                                         93.4           84.4
Cash and cash equivalents, at fair value      180.5          139.6
                                         -------------- --------------

Total investments and cash                  2,427.4        2,237.8

Unearned premium ceded                         32.3            9.9
Reinsurance premiums receivable               312.3          207.9
Funds withheld                                  4.3            3.7
Deferred acquisition costs                     70.9           59.8
Reinsurance recoverable                         7.1            7.7
Accrued investment income                      17.2           20.6
Other assets                                    6.6            5.2
                                         -------------- --------------

Total Assets                             $  2,878.1     $  2,552.6
                                         ============== ==============

Liabilities

Loss and loss adjustment expense
 reserves                                $    276.3     $    249.8
Unearned premium                              447.6          318.7
Reinsurance balances payable                   51.6           24.9
Investment trades pending                      36.7            0.4
Debt                                          248.9          248.8
Accounts payable, accrued expenses and
 other liabilities                             23.0           28.3
Dividends payable                              24.0           24.0
                                         -------------- --------------

     Total Liabilities                      1,108.1          894.9
                                         -------------- --------------

Shareholders' Equity
Common voting shares and additional
 paid-in capital                            1,131.9        1,130.4
Accumulated other comprehensive income         79.6           53.7
Retained earnings                             558.5          473.6
                                         -------------- --------------

     Total Shareholders' Equity             1,770.0        1,657.7
                                         -------------- --------------

Total Liabilities and Shareholders'
 Equity                                  $  2,878.1     $  2,552.6
                                         ============== ==============


Common voting shares outstanding (000's)     63,443  sh     63,393  sh
Common voting and common equivalent
 shares outstanding (000's)                  73,262         73,262

Book value per share:

     Basic book value per common voting
      share                              $    27.90     $    26.15
                                         ============== ==============
     Fully converted book value per
      common voting and common
      equivalent share (1)               $    26.44     $    24.92
                                         ============== ==============


                     MONTPELIER RE HOLDINGS LTD.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                 (millions, except per share amounts)


                                              Quarter Ended March 31,
                                                 2004         2003
                                             ------------ ------------

 Revenues:

     Gross premiums written                   $    333.2   $    366.6
     Reinsurance premiums ceded                    (35.9)       (34.3)
                                             ------------ ------------
     Net premiums written                          297.3        332.3
     Change in net unearned premiums              (106.5)      (147.6)
                                             ------------ ------------
     Net premiums earned                           190.8        184.7
     Net investment income                          15.3         11.7
     Net realized gains on investments               1.7          4.7
     Net foreign exchange gains                      1.0          1.3
                                             ------------ ------------

          Total revenues                           208.8        202.4

 Expenses:

     Loss and loss adjustment expenses              46.2         47.7
     Acquisition costs                              35.7         41.0
     General and administrative expenses            13.7          8.9
     Interest expense                                4.1          1.0
                                             ------------ ------------

          Total expenses                            99.7         98.6

     Income before taxes                           109.1        103.8

     Income tax expense                              0.1            -

                                             ------------ ------------
 Net income                                   $    109.0   $    103.8
                                             ------------ ------------

     Other comprehensive income items               25.9         (0.8)

                                             ------------ ------------
 Comprehensive income                         $    134.9   $    103.0
                                             ============ ============


 Earnings per share:

     Basic earnings per share                 $     1.72   $     1.64
     Diluted earnings per share               $     1.59   $     1.56

     Basic comprehensive earnings per share   $     2.13   $     1.62
     Diluted comprehensive earnings per
      share                                   $     1.96   $     1.55

 Insurance ratios:

     Loss ratio                                     24.2%        25.8%
     Expense ratio                                  25.9%        27.0%
     Combined ratio                                 50.1%        52.8%


    CONTACT: Montpelier Re Holdings Ltd.
             Media and Investor Relations:
             Keil Gunther, 441-297-9570